Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Fred Zinn, President and CEO
Phone: (914) 428-9098 Fax: (914) 428-4581
E Mail: Drew@drewindustries.com

DREW INDUSTRIES TO ATTEND BARRINGTON RESEARCH INDUSTRIAL CONFERENCE ON MAY 26

WHITE PLAINS, New York – May 12, 2010 – Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RV) and manufactured homes, today announced that Fred Zinn, President and CEO, will attend the Barrington Research Industrial Conference on May 26 at the Four Seasons Hotel in Chicago.

Barrington’s Industrial Conference provides institutional investors with access to management through a series of one-on-one and small group meetings.  More information on the conference, including registration for institutional investors, is located at http://www.brai.com

About Drew
Drew, through its wholly-owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, axles, and upholstered furniture. In addition, Drew manufactures slide-out mechanisms for RVs, and trailers primarily for hauling boats. Currently, from 24 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

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